SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
            OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. 1)


Filed by the registrant / /

Filed by a party other than the registrant /X/

Check the appropriate box:

         / /    Preliminary Proxy Statement
         / /    Confidential, for Use of the Commission Only (as permitted by
                Rule 14a-6(e)2))
         / /    Definitive Proxy Statement
         /X/    Definitive Additional Materials
         / /    Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14(a)-12



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                  (Name of Registrant as Specified in Charter)


             THE COMMITTEE TO REVITALIZE DOMINION BRIDGE CORPORATION
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      (Name of Person(s) filing Proxy Statement, if other than Registrant)


         Payment of filing fee (check the appropriate box):

         /X/      No fee required.

         / / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies:

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         (2)      Aggregate number of securities to which transaction applies:

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         (3)      Per  unit  price  or other  underlying  value  of  transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


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         (4)      Proposed maximum aggregate value of transaction:

         (5)      Total fee paid:

         / /      Fee paid previously with preliminary materials.


         / /      Check  box if any part of the fee is  offset  as  provided  by
Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was


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paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)      Amount Previously Paid:



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         (2)      Form, Schedule or Registration Statement no.:



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         (3)      Filing Party:



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         (4)      Date Filed:

                               Henry Hermann, CFA
                            Executive Vice President
                         Kuhns Brothers & Company, Inc.
                             1901 North Akard Street
                               Dallas, Texas 75230
                        (214) 871-0404 Fax (214) 871-0413

                                                                 August __, 1997


Dear __________:

I own 45,000 shares of Dominion Bridge Corporation and am supporting the Committee to Revitalize Dominion Bridge in its efforts to change senior management of the Company, so that our investment in it might have the opportunity to revive and prosper. This shareholder action has been an undertaking of last resort, after management and the Board of Directors turned deaf ears to investor concerns about the inept and self-serving actions of senior management in its stewardship of Dominion Bridge.

The Committee to Revitalize Dominion Bridge has a Business Plan which will, in my estimation, significantly improve the Company's financial results and lead to a much-improved stock price.

I have been personally contacting major shareholders such as yourself to discuss this matter and to encourage voting the WHITE PROXY, to oust senior management and to change the by laws to render the Board powerless to contravene shareholder decisions in this matter. As I could not locate your telephone number, I am writing you to ask you that you please call me, so that I might answer any questions you have and/or provide information you need to decide how to vote. Please understand that NOT VOTING is the same as voting for current management and the status quo. To be successful, the Committee must receive WHITE PROXIES for over 50 percent of the total shares outstanding.

And please be aware that time is running out, the deadline for votes to be submitted is August 19. We have less than two weeks to rescue our investment.

My home telephone is 214-691-5016, and my office number is 214-871- 0404. Please call. And, most of all, please vote the WHITE PROXY to Revitalize Dominion Bridge Corporation.

                                                Sincerely yours,



                                                Henry Hermann